EXHIBIT 3.1
AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
OF
ITT HARTFORD GROUP, INC.
ITT HARTFORD GROUP, INC., a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.	The name of the Corporation is ITT HARTFORD GROUP, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 9, 1985.

2.	This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by amending ARTICLE FIRST to read in its entirety as follows: “The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC. (the “Corporation”).”

3.	The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:
ARTICLE FIRST
The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC. (the “Corporation”).
ARTICLE SECOND
The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
ARTICLE THIRD
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE FOURTH
(a)	The aggregate number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of 200,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock.” The shares of Common Stock and the shares of Preferred Stock shall have a par value of $.01 per share.

Amended and Restated Certificate of Incorporation
ITT Hartford Group, Inc.

(b)	The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:
(1)	the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;

(2)	whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(3)	the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, the rate or rates thereof, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

(4)	whether the shares of such class or series shall be subject to redemption at the option of the Corporation and/or the holders of such class or series, or upon the happening of a specified event, and, if so, the times, price or prices, and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

(5)	the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation;

(6)	whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)	whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, at the option of the Corporation and/or the holders of such class or series, or upon the happening of a specified event, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

Amended and Restated Certificate of Incorporation
ITT Hartford Group, Inc.

(8)	the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

(9)	the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)	the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(11)	any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.
(c)	Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

(d)	The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series of a class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

Amended and Restated Certificate of Incorporation
ITT Hartford Group, Inc.

(e)	Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

(f)	In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

(g)	The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

(h)	Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

(i)	Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law, this Certificate of Incorporation or any certificate of designations providing for the creation of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of stockholders’ meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors.

Amended and Restated Certificate of Incorporation
ITT Hartford Group, Inc.

(j)	Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest, to the exclusion of the holders of the Preferred Stock.
ARTICLE FIFTH
(a)	Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special stockholders’ meeting and may not be effected by consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

(b)	Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

(c)	Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of this Certificate of Incorporation.

Amended and Restated Certificate of Incorporation
ITT Hartford Group, Inc.

ARTICLE SIXTH
To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE SEVENTH
The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.
ARTICLE EIGHTH
Subject to any express provision of the laws of the State of Delaware, this Certificate of Incorporation or the Bylaws of the Corporation, the Bylaws of the Corporation may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors. Subject to any express provision of the laws of the State of Delaware, this Certificate of Incorporation or the Bylaws of the Corporation, the Bylaws of the Corporation may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the stockholders at any regular or special meeting of the stockholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.
ARTICLE NINTH
The Corporation reserves the right to supplement, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred on stockholders herein are granted subject to this reservation.
4.	This Amended and Restated Certificate of Incorporation was duly adopted by vote of stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

Amended and Restated Certificate of Incorporation
ITT Hartford Group, Inc.

IN WITNESS WHEREOF, said ITT HARTFORD GROUP, INC. has caused this Certificate to be signed by Michael O’Halloran, its Vice President and Corporate Secretary, this 2nd day of May, 1997.

ITT HARTFORD GROUP, INC.
By:	Michael O’Halloran
Vice President & Corporate Secretary

AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
l.	The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC., and the name under which the corporation was originally incorporated is ITT Hartford Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 9, 1985.

2.	This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by amending ARTICLE FOURTH, subsection (a), to read in its entirety as follows: “The aggregate number of shares of stock that the Corporation shall have authority to issue is 450,000,000 shares, consisting of 400,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock.” The shares of Common Stock and the shares of Preferred Stock shall have a par value of $.01 per share.”

3.	The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:
ARTICLE FIRST
The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC. (the “Corporation”).
ARTICLE SECOND
The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
ARTICLE THIRD
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE FOURTH
(a)	The aggregate number of shares of stock that the Corporation shall have authority to issue is 450,000,000 shares, consisting of 400,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock.” The shares of Common Stock and the shares of Preferred Stock shall have a par value of $.01 per share.

(b)	The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:
(1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;
(2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
(3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, the rate or rates thereof, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;
(4) whether the shares of such class or series shall be subject to redemption at the option of the Corporation and/or the holders of such class or series, or upon the happening of a specified event, and, if so, the times, price or prices, and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;
(5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation;
(6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
(7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, at the option of the Corporation and/or the holders of such class or series, or upon the happening of a specified event, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any terms and conditions of conversion or exchange;
(8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;
(9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation of upon the issuance of any additional shares of stocks, including additional shares of such class or series or of any other series of the same class or of any other class;
(10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and
(11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.
(c)	Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

(d)	The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series of a class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those other series of the same class.

(e)	Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

(f)	In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger no consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

(g)	The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

(h)	Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such series, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

(i)	Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law, this Certificate of Incorporation or any certificate of designations providing for the creation of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of stockholders’ meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors.

(j)	Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payments thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest, to the exclusion of the holders of the Preferred Stock.

ARTICLE FIFTH
(a)	Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special stockholders’ meeting and may not be effected by consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

(b)	Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

(c)	Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, an election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the applicable resolution or resolutions ARTICLE FOURTH of this Certificate of Incorporation.
ARTICLE SIXTH
To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE SEVENTH
The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.
ARTICLE EIGHTH
Subject to any express provision of the laws of the State of Delaware, this Certificate of Incorporation or the Bylaws of the Corporation, the Bylaws of the Corporation may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors. Subject to any express provision of the laws of the State of Delaware, this Certificate of Incorporation or the Bylaws of the Corporation, the Bylaws of the Corporation may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the stockholders at any regular or special meeting of the stockholders at which a quorum is present, if such supplement, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors.

ARTICLE NINTH
The Corporation reserves the right to supplement, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred on stockholders herein are granted subject to this reservation.
4.	This Amended and Restated Certificate of Incorporation was duly adopted by vote of stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said THE HARTFORD FINANCIAL SERVICES GROUP, INC. has caused this Certificate to be signed by Michael O’Halloran, its Senior Vice President and Corporate Secretary, this 21st day of May, 1998.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ MICHAEL O’HALLORAN
Michael O’Halloran
Senior Vice President & Corporate Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
It is hereby certified that:
1.	The name of the corporation (hereinafter called the “corporation”) is:
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
2.	The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
3.	The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business officer of which is identical with the registered office of the corporation as hereby changed.
4.	The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on February 21, 2005

/s/ Richard G. Costello
Name:	Richard G. Costello
Title:	Vice President

CERTIFICATE OF CORRECTION OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
1. The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC.
2. An Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on May 2, 1997 and said Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Restated Certificate of Incorporation to be corrected is that it inadvertently omitted the designations, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions of the Corporation’s Series A Participating Cumulative Preferred Stock set forth in the Certificate of the Designations, Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of the Corporation which was filed with the Secretary of State of the State of Delaware on November 28, 1995.
4. The Restated Certificate of Incorporation is corrected by inserting as a new subsection (k) in ARTICLE FOURTH thereof the following:
“(k) Pursuant to the authority conferred upon the Board of Directors of the Corporation by ARTICLE FOURTH of the Certificate of Incorporation of the Corporation in effect on November 28, 1995, the Board of Directors created a series of 300,000 shares of Preferred Stock designated as Series A Participating Cumulative Preferred Stock (the “Series A Preferred Stock”) by filing a Certificate of Designation of the Corporation with the Secretary of State of the State of Delaware on November 28, 1995, and the designations, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions of the Series A Preferred Stock set forth in Appendix A hereto are incorporated herein by reference.”
5. The Restated Certificate of Incorporation is further corrected by attaching Appendix A hereto as Appendix A to the Restated Certificate of Incorporation.
6. All other provisions of the Restated Certificate of Incorporation remain unchanged.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed as of the 25th day of February, 2005.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Richard G. Costello
	Name:	Richard G. Costello
	Title:	Vice President and Corporate Secretary

Appendix A
THE DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES A PARTICIPATING
CUMULATIVE PREFERRED STOCK
SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), par value $.01 per share. The number of shares initially constituting the Series A Preferred Stock shall be 300,000; provided, however, that, if more than a total of 300,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to that Rights Agreement between THE HARTFORD FINANCIAL SERVICES GROUP, INC. (the “Corporation”) and The Bank of New York, a New York banking corporation, as Rights Agent (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the certificate of incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.
SECTION 2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after the Distribution Record Date (as defined in that Notice of Special Meeting and Proxy Statement, dated August 30, 1995, filed with the Securities and Exchange Commission by ITT Corporation), the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after the Distribution Record Date, the Corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
(d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.
(e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.
SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).
(b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

(c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.
(d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.
SECTION 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or
(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
SECTION 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $.01 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation.
SECTION 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.
SECTION 7. No Redemption; No Sinking Fund. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.
(b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.
SECTION 9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandths (1/1,000ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths (1/1,000ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

SECTION 10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of ARTICLE FOURTH of the certificate of incorporation.
SECTION 11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the certificate of incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

CERTIFICATE OF CORRECTION OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:
1. The name of the Corporation is THE HARTFORD FINANCIAL SERVICES GROUP, INC.
2. An Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on May 21, 1998 and said Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Restated Certificate of Incorporation to be corrected is that it inadvertently omitted the designations, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions of the Corporation’s Series A Participating Cumulative Preferred Stock set forth in the Certificate of the Designations, Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of the Corporation which was filed with the Secretary of State of the State of Delaware on November 28, 1995.
4. The Restated Certificate of Incorporation is corrected by inserting as a new subsection (k) in ARTICLE FOURTH thereof the following:
“(k) Pursuant to the authority conferred upon the Board of Directors of the Corporation by ARTICLE FOURTH of the Certificate of Incorporation of the Corporation in effect on November 28, 1995, the Board of Directors created a series of 300,000 shares of Preferred Stock designated as Series A Participating Cumulative Preferred Stock (the “Series A Preferred Stock”) by filing a Certificate of Designation of the Corporation with the Secretary of State of the State of Delaware on November 28, 1995, and the designations, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions of the Series A Preferred Stock set forth in Appendix A hereto are incorporated herein by reference.”
5. The Restated Certificate of Incorporation is further corrected by attaching Appendix A hereto as Appendix A to the Restated Certificate of Incorporation.
6. All other provisions of the Restated Certificate of Incorporation remain unchanged.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed as of the 25th day of February, 2005.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Richard G. Costello
	Name:	Richard G. Costello
	Title:	Vice President and Corporate Secretary

Appendix A
THE DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES A PARTICIPATING
CUMULATIVE PREFERRED STOCK
SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), par value $.01 per share. The number of shares initially constituting the Series A Preferred Stock shall be 300,000; provided, however, that, if more than a total of 300,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to that Rights Agreement between THE HARTFORD FINANCIAL SERVICES GROUP, INC. (the “Corporation”) and The Bank of New York, a New York banking corporation, as Rights Agent (the “Rights Agreement”), the Board of Directors of the Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the certificate of incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.
SECTION 2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the “Formula Number” shall be 1,000; provided, however, that, if at any time after the Distribution Record Date (as defined in that Notice of Special Meeting and Proxy Statement, dated August 30, 1995, filed with the Securities and Exchange Commission by ITT Corporation), the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after the Distribution Record Date, the Corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
(d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.
(e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.
SECTION 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).
(b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

(c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.
(d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.
SECTION 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
SECTION 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $.01 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation.
SECTION 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.
SECTION 7. No Redemption; No Sinking Fund. (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.
(b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.

SECTION 9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandths (1/1,000ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths (1/1,000ths) of a share or any integral multiple thereof or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.
SECTION 10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of ARTICLE FOURTH of the certificate of incorporation.
SECTION 11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the certificate of incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

AMENDMENT NO. 1
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: That the Board of Directors of the Corporation, at a meeting held on February 21, 2002, declared advisable and duly adopted, subject to shareholder approval at the Annual Meeting of Shareholders of the Corporation to be held on April 18, 2002 (the “Annual Meeting”), an amendment to subsection (a) of ARTICLE FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation (sometimes referred to herein as the “Certificate of Incorporation”) to increase the number of authorized shares of the Corporation’s designated Common Stock from 400,000,000 shares to 750,000,000 shares (such amendment to be referred to hereinafter as the “Amendment”).
SECOND: That at the Annual Meeting, in accordance with Section 242 (b) (1) of the General Corporation Law of Delaware, the holders of a majority of the outstanding shares of the Common Stock present in person or represented by proxy voted in favor of the Amendment.
THIRD: That the Certificate of Incorporation is hereby amended by striking out subsection (a) of ARTICLE FOURTH thereto in its entirety and replacing it with the following Amendment:
“(a)	The aggregate number of shares of stock that the Corporation shall have authority to issue is 800,000,000 shares, consisting of 750,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock.” The shares of Common Stock and the shares of Preferred Stock shall have a par value of $.01 per share.”
All other provisions of the Certificate of Incorporation remain unchanged.
FOURTH: That this Amendment No. 1 to the Amended and Restated Certificate of Incorporation of the Corporation shall become effective upon its being filed with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, said Corporation has caused this Amendment No. 1 to the Amended and Restated Certificate of Incorporation to be signed by Katherine Vines Trumbull, its duly authorized Vice President and Corporate Secretary, this 1st day of May, 2002.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ KATHERINE VINES TRUMBULL
Katherine Vines Trumbull
Vice President and Corporate Secretary

CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES B NON-VOTING CONTINGENT CONVERTIBLE
PREFERRED STOCK
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
The Hartford Financial Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:
The Special Committee (the “Committee”) of the board of directors of the Company (the “Board”), in accordance with the resolutions of the Board dated October 15, 2008, the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated October 16, 2008, adopted the following resolution fixing the powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 8,800,000 shares of Series B Non-Voting Contingent Convertible Preferred Stock of the Company.
RESOLVED, that pursuant to the authority vested in the Committee in accordance with the resolutions of the Board dated October 15, 2008 and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
1. Designation and Number of Shares. The designation of the series of preferred stock is the “Series B Non-Voting Contingent Convertible Preferred Stock” (the “Series B Preferred Stock”), having a par value of $0.01 per share and a liquidation preference of $0.02 per share. The number of shares constituting such series is 8,800,000.

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2. Definitions. As used herein the following terms shall have the following meanings, whether used in the singular or the plural:
(a) “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
(b) “Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.
(c) “Initial Holder” means Allianz SE, any Affiliate of Allianz SE that is an initial purchaser of the Series B Preferred Stock or an Affiliate of Allianz SE to whom Allianz SE (or such initial purchaser) has transferred, directly or indirectly, the Series B Preferred Stock in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
(d) “Investment Agreement” means the Investment Agreement dated October 17, 2008 between the Company and Allianz SE, as it may be amended from time to time.
(e) “Regulatory Approvals” with respect to a holder, means, to the extent applicable and required to permit the holder to convert such holder’s shares of Series B Preferred Stock into Common Stock and to own such Common Stock without the holder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant any United States and other governmental or regulatory authorities, including insurance regulatory authorities and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
(f) “Shareholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon conversion of the Series B Preferred Shares for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
3. Ranking. The Series B Preferred Stock shall rank pari passu with the Company’s Series C Non-Voting Contingent Convertible Preferred Stock, the Company’s Series D Non-Voting Contingent Convertible Preferred Stock, the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the Company’s Series A Participating Cumulative Preferred Stock (except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference). Subject to the preceding sentence, the Series B Non-Voting Contingent Convertible Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the designations, powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.

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4. Dividends.
(a) So long as any shares of the Series B Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 7(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series B Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series B Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series B Preferred Stock.
(b) Each dividend or distribution shall be payable to holders of the Series B Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.
(c) Dividends on the Series B Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series B Preferred Stock in respect of any period, the holders of the Series B Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series B Preferred Stock or the Common Stock or any other series of the Company’s preferred stock.
(d) If the Conversion Date (as defined below) with respect to any of the shares of Series B Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series B Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series B Preferred Stock. If the Conversion Date with respect to the shares of Series B Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series B Preferred Stock on the record date for that dividend or distribution.

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5. Conversion.
(a) The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series B Preferred Stock (the “Conversion Agent”), which may be an officer or agent of the Company.
(b) Upon delivery to the Company, from time to time, of one or more certifications by an Initial Holder to the Company that it has determined that it (or any of its Affiliates that comprise the Initial Holders) has obtained such Regulatory Approval as is required in order for such Initial Holder (and, if applicable, such Affiliates) to hold a specified number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the number of shares of Series B Preferred Stock with respect to which such certification has been delivered shall be automatically converted into Common Stock at the Conversion Rate (as defined herein). Each certification shall specify the number of shares of Series B Preferred Stock to be converted upon delivery of such certification. The Initial Holder’s election to convert, evidenced by the delivery of a certification, is irrevocable. In the event that fewer than all the shares of Series B Preferred Stock are to be converted upon receipt of any certification described herein and such shares are held by multiple Initial Holders, the shares of Series B Preferred Stock shall be converted into Common Stock in proportion to the percentage of the Series B Preferred Stock held by each such Initial Holder.
(c) Any share of Series B Preferred Stock that is sold or transferred by an Initial Holder to a person that is not also an Initial Holder in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series B Preferred Stock was convertible immediately prior to such sale or transfer.
(d) Each share of Series B Preferred Stock to be converted in accordance with this Section shall be converted into four shares of Common Stock, subject to adjustment from time to time as described herein (the “Conversion Rate”).
(e) Any certification from an Initial Holder provided pursuant to this Section shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request, provided that such certification may provide that no person other than the Company and the Conversion Agent shall be entitled to rely on any such certification.

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6. Conversion Procedures.
(a) In the event of an automatic conversion of the Series B Preferred Stock pursuant to Section 5, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series B Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock as provided in subsection (f) below; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series B Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series B Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.
(b) Effective immediately upon conversion of any share of Series B Preferred Stock, dividends shall no longer be declared on any such converted share of Series B Preferred Stock and such share of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series B Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.
(c) No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the date any share of Series B Preferred Stock is converted (the “ Conversion Date”) with respect to any share of Series B Preferred Stock. Prior to the close of business on the Conversion Date with respect to any share of Series B Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series B Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series B Preferred Stock.
(d) Upon the conversion of any Series B Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Series B Preferred Stock equal in number to the unconverted portion of the shares of Series B Preferred Stock represented by the certificate so surrendered.
(e) The person or persons entitled to receive the Common Stock upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.

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(f) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Company shall pay to the holder of such share of Series B Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the second trading day immediately preceding the day of conversion. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.
(ii) The “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately prior to the date in question. The closing price for each day shall be the closing price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that day as reported in composite transactions for the principal national securities exchange on which the Common Stock is listed for trading. The closing price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a national securities exchange on the relevant date, the “closing price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets, Inc. or similar organization. If the Common Stock is not so quoted, the “closing price” of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
(g) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series B Preferred Stock pursuant to Section 5 and this Section; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series B Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
7. Adjustments.
(a) If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof) so that a holder of any shares of Series B Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series B Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series B Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

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(b) If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series B Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 5 hereof) and upon consummation of the Transaction the Series B Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series B Preferred Stock or as otherwise provided for as if such delivery were of Common Stock and cash pursuant to Section 6(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.
(c) Notwithstanding the foregoing, in any case in which this Section provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction as provided herein.
(d) If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series B Preferred Stock, then the number of shares of Common Stock that a share of Series B Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request.

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(e) Whenever the number of shares of Common Stock into which one share of Series B Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series B Preferred Stock at such holder’s last address as shown on the stock books of the Company.
(f) The Company shall not, without the consent of a majority of the shares of the outstanding Series B Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series B Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series B Preferred Shares tendered shall receive, upon surrender of the Series B Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series B Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
8. Reservation of Common Stock.
(a) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series B Preferred Stock.
(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series B Preferred Stock).
(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series B Preferred Stock).
(d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series B Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series B Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

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9. Liquidation, Dissolution and Winding Up.
(a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series B Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series B Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series B Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
(b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock, holders of the Series B Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business shall not constitute its liquidation, dissolution or winding up.
10. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.
11. No Redemption; No Sinking Fund.
(a) The shares of Series B Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series B Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series B Preferred Stock by offer to any holder or holders thereof.
(b) The shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

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12. Voting Rights.
(a) Except as expressly provided in this Section and in Section 7(g) or as otherwise required by applicable law or regulation, holders of the Series B Preferred Stock shall have no voting rights.
(b) So long as any shares of the Series B Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or this Certificate of Designation, if such amendment would increase the authorized shares of the Series B Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely.
13. Exclusion of Other Rights. Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Certificate of Incorporation, as they may be amended from time to time, the Series B Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.
14. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
15. Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series B Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock.

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16. Mutilated or Missing Series B Preferred Stock Certificates. If any certificate representing any shares of the Series B Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series B Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).
17. Fractional Shares. The Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series B Preferred Stock, including the conversion provisions provided in Section 5.

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IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by Ricardo A. Anzaldúa, its duly authorized Senior Vice President and Corporate Secretary.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Ricardo A. Anzaldúa
Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

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CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES C NON-VOTING CONTINGENT CONVERTIBLE
PREFERRED STOCK
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
The Hartford Financial Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:
The Special Committee (the “Committee”) of the board of directors of the Company (the “Board”), in accordance with the resolutions of the Board dated October 15, 2008, the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated October 16, 2008, adopted the following resolution fixing the powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 8,900,000 shares of Series C Non-Voting Contingent Convertible Preferred Stock of the Company.
RESOLVED, that pursuant to the authority vested in the Committee in accordance with the resolutions of the Board dated October 15, 2008 and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
1. Designation and Number of Shares. The designation of the series of preferred stock is the “Series C Non-Voting Contingent Convertible Preferred Stock” (the “Series C Preferred Stock”), having a par value of $0.01 per share and a liquidation preference of $0.02 per share. The number of shares constituting such series is 8,900,000.

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2. Definitions. As used herein the following terms shall have the following meanings, whether used in the singular or the plural:
(a) “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
(b) “Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.
(c) “Initial Holder” means Allianz SE, any Affiliate of Allianz SE that is an initial purchaser of the Series C Preferred Stock or an Affiliate of Allianz SE to whom Allianz SE (or such initial purchaser) has transferred, directly or indirectly, the Series C Preferred Stock in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
(d) “Investment Agreement” means the Investment Agreement dated October 17, 2008 between the Company and Allianz SE, as it may be amended from time to time.
(e) “Regulatory Approvals” with respect to a holder, means, to the extent applicable and required to permit the holder to convert such holder’s shares of Series C Preferred Stock into Common Stock and to own such Common Stock without the holder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant any United States and other governmental or regulatory authorities, including insurance regulatory authorities and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
(f) “Shareholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon conversion of the Series C Preferred Shares into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
3. Ranking. The Series C Preferred Stock shall rank pari passu with the Company’s Series B Non-Voting Contingent Convertible Preferred Stock, the Company’s Series D Non-Voting Contingent Convertible Preferred Stock, the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the Company’s Series A Participating Cumulative Preferred Stock (except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference). Subject to the preceding sentence, the Series C Non-Voting Contingent Convertible Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the designations, powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.

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4. Dividends.
(a) So long as any shares of the Series C Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 7(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series C Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series C Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series C Preferred Stock.
(b) Each dividend or distribution shall be payable to holders of the Series C Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.
(c) Dividends on the Series C Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series C Preferred Stock in respect of any period, the holders of the Series C Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series C Preferred Stock or the Common Stock or any other series of the Company’s preferred stock.
(d) If the Conversion Date (as defined below) with respect to any of the shares of Series C Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series C Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series C Preferred Stock. If the Conversion Date with respect to the shares of Series C Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series C Preferred Stock on the record date for that dividend or distribution.
5. Conversion.
(a) The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series C Preferred Stock (the “Conversion Agent”), which may be an officer or agent of the Company.

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(b) Unless and until Shareholder Approval has been obtained, no conversion of the Series C Preferred Stock into Common Stock shall occur or be permitted hereunder. The Company shall notify the Initial Holders of the receipt of Shareholder Approval, on the day of receipt thereof (or as promptly as practicable thereafter) (the “Shareholder Approval Notice”). If the Initial Holder delivers a certification providing that all required Regulatory Approvals provided for in subsection (c) below have been received and that the Initial Holder (or any of its Affiliates that comprise the Initial Holders) may hold the number of shares of Common Stock issuable upon conversion of all the shares of Series C Preferred Stock, then, provided Shareholder Approval has previously been obtained, the Company shall instruct the Conversion Agent to convert into Common Stock, without further action by any person, all then outstanding shares of Series C Preferred Stock held by the Initial Holders. Nothing in the foregoing sentence shall limit any partial conversions as contemplated by subsection (c) below.
(c) Subject to subsection (b) above, upon delivery to the Company, from time to time, of one or more certifications by an Initial Holder to the Company that it has determined that it (or any of its Affiliates that comprise the Initial Holder) has obtained such Regulatory Approval as is required in order for such Initial Holder (and, if applicable, such Affiliates) to hold a specified number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the number of shares of Series C Preferred Stock with respect to which such certification has been delivered shall be automatically converted into Common Stock at the Conversion Rate (as defined herein). Each certification shall specify the number of shares of Series C Preferred Stock to be converted upon delivery of such certification. The Initial Holder’s election to convert, evidenced by the delivery of a certification, is irrevocable. In the event that fewer than all the shares of Series C Preferred Stock are to be converted upon receipt of any certification described herein and such shares are held by multiple Initial Holders, the shares of Series C Preferred Stock shall be converted into Common Stock in proportion to the percentage of the Series C Preferred Stock held by each such Initial Holder.
(d) Subject to subsection (b) above, any share of Series C Preferred Stock that is sold or transferred by an Initial Holder to a person that is not also an Initial Holder (an “ Unaffiliated Holder”) in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series C Preferred Stock was convertible immediately prior to such sale or transfer. In the event any such sale or transfer to an Unaffiliated Holder occurs prior to the receipt of Shareholder Approval and following such sale or transfer Shareholder Approval is obtained, each share of the Series C Preferred Stock that has been sold or transferred shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series C Preferred Stock was convertible immediately prior to such sale or transfer.
(e) Each share of Series C Preferred Stock to be converted in accordance with this Section shall be converted into four shares of Common Stock, subject to adjustment from time to time as described herein (the “Conversion Rate”).

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(f) Any certification from an Initial Holder provided pursuant to this Section shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request, provided that such certification may provide that no person other than the Company and the Conversion Agent shall be entitled to rely on any such certification.
6. Conversion Procedures.
(a) In the event of an automatic conversion of the Series C Preferred Stock pursuant to Section 5, the outstanding shares of Series C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series C Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock as provided in subsection (f) below; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series C Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series C Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.
(b) Effective immediately upon conversion of any share of Series C Preferred Stock, dividends shall no longer be declared on any such converted share of Series C Preferred Stock and such share of Series C Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series C Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.
(c) No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the date any share of Series C Preferred Stock is converted (the “ Conversion Date”) with respect to any share of Series C Preferred Stock. Prior to the close of business on the Conversion Date with respect to any share of Series C Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series C Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series C Preferred Stock.

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(d) Upon the conversion of any Series C Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Series C Preferred Stock equal in number to the unconverted portion of the shares of Series C Preferred Stock represented by the certificate so surrendered.
(e) The person or persons entitled to receive the Common Stock upon conversion of Series C Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.
(f) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Company shall pay to the holder of such share of Series C Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the second trading day immediately preceding the day of conversion. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.
(ii) The “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately prior to the date in question. The closing price for each day shall be the closing price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that day as reported in composite transactions for the principal national securities exchange on which the Common Stock is listed for trading. The closing price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a national securities exchange on the relevant date, the “closing price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets, Inc. or similar organization. If the Common Stock is not so quoted, the “closing price” of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.

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(g) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series C Preferred Stock pursuant to Section 5 and this Section; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series C Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
7. Adjustments.
(a) If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof) so that a holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series C Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series C Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.
(b) If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “Transaction”), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series C Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 5 hereof) and upon consummation of the Transaction the Series C Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series C Preferred Stock or as otherwise provided for as if such delivery were of Common Stock and cash pursuant to Section 6(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.

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(c) Notwithstanding the foregoing, in any case in which this Section provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction as provided herein.
(d) If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series C Preferred Stock, then the number of shares of Common Stock that a share of Series C Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request.
(e) Whenever the number of shares of Common Stock into which one share of Series C Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series C Preferred Stock at such holder’s last address as shown on the stock books of the Company.
(f) The Company shall not, without the consent of a majority of the shares of the outstanding Series C Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series C Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series C Preferred Shares tendered shall receive, upon surrender of the Series C Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series C Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
8. Reservation of Common Stock.
(a) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series C Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series C Preferred Stock.

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(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series C Preferred Stock).
(c) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series C Preferred Stock).
(d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series C Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series C Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series C Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
9. Liquidation, Dissolution and Winding Up.
(a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series C Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series C Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series C Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series C Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
(b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series C Preferred Stock, holders of the Series C Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

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(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business shall not constitute its liquidation, dissolution or winding up.
10. Maturity. The Series C Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.
11. No Redemption; No Sinking Fund.
(a) The shares of Series C Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series C Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series C Preferred Stock by offer to any holder or holders thereof.
(b) The shares of Series C Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
12. Voting Rights.
(a) Except as expressly provided in this Section and in Section 7(g) or as otherwise required by applicable law or regulation, holders of the Series C Preferred Stock shall have no voting rights.
(b) So long as any shares of the Series C Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or this Certificate of Designation, if such amendment would increase the authorized shares of the Series C Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series C Preferred Stock so as to affect the Series C Preferred Stock adversely.
13. Exclusion of Other Rights. Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Certificate of Incorporation, as they may be amended from time to time, the Series C Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.

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14. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
15. Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series C Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock.
16. Mutilated or Missing Series C Preferred Stock Certificates. If any certificate representing any shares of the Series C Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).
17. Fractional Shares. The Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series C Preferred Stock, including the conversion provisions provided in Section 5.

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IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by Ricardo A. Anzaldúa, its duly authorized Senior Vice President and Corporate Secretary.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Ricardo A. Anzaldúa
Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

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CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS AND
QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS OF SERIES D NON-VOTING CONTINGENT CONVERTIBLE
PREFERRED STOCK
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
The Hartford Financial Services Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “ Company “), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:
The Special Committee (the “Committee”) of the board of directors of the Company (the “ Board “), in accordance with the resolutions of the Board dated October 15, 2008, the provisions of the Amended and Restated Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated October 16, 2008, adopted the following resolution fixing the powers, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of 6,300,000 shares of Series D Non-Voting Contingent Convertible Preferred Stock of the Company.
RESOLVED, that pursuant to the authority vested in the Committee in accordance with the resolutions of the Board dated October 15, 2008 and in accordance with the provisions of the Amended and Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:
1. Designation and Number of Shares. The designation of the series of preferred stock is the “Series D Non-Voting Contingent Convertible Preferred Stock” (the “ Series D Preferred Stock “), having a par value of $0.01 per share and a liquidation preference of $0.02 per share. The number of shares constituting such series is 6,300,000.

2. Definitions. As used herein the following terms shall have the following meanings, whether used in the singular or the plural:
(a) “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
(b) “Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.
(c) “Initial Holder” means Allianz SE, any Affiliate of Allianz SE that is an initial purchaser of the Series D Preferred Stock or an Affiliate of Allianz SE to whom Allianz SE (or such initial purchaser) has transferred, directly or indirectly, the Series D Preferred Stock in accordance with the terms of the Investment Agreement, acting individually or as a group, as the context may require.
(d) “Investment Agreement” means the Investment Agreement dated October 17, 2008 between the Company and Allianz SE, as it may be amended from time to time.
(e) “Regulatory Approvals” with respect to a holder, means, to the extent applicable and required to permit the holder to convert such holder’s shares of Series D Preferred Stock into Common Stock and to own such Common Stock without the holder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations, filings and registrations with, and notifications to, relevant any United States and other governmental or regulatory authorities, including insurance regulatory authorities and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
(f) “Shareholder Approval” means the approval by the stockholders of the Company for the issuance of Common Stock upon conversion of the Series D Preferred Shares into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual (or any successor provision).
3. Ranking. The Series D Preferred Stock shall rank pari passu with the Company’s Series B Non-Voting Contingent Convertible Preferred Stock, the Company’s Series C Non-Voting Contingent Convertible Preferred Stock, the common stock, par value $0.01 per share, of the Company (the “ Common Stock “) and the Company’s Series A Participating Cumulative Preferred Stock (except, with respect to the Common Stock and the Series A Participating Cumulative Preferred Stock, for the liquidation preference). Subject to the preceding sentence, the Series D Non-Voting Contingent Convertible Stock shall rank junior to each other series of the preferred stock of the Company, unless the Board of Directors shall specifically determine otherwise in fixing the designations, powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof.

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4. Dividends.
(a) So long as any shares of the Series D Preferred Stock remain outstanding, if the Company declares any dividend or distribution of cash, securities (including rights, warrants, options or evidences of indebtedness) or properties or assets other than shares of Common Stock to be paid from time to time out of any assets legally available for such payment (to the extent dividends or distributions consist of shares of Common Stock an adjustment will be made pursuant to Section 7(a) hereof), then the Company shall simultaneously declare a dividend or distribution on shares of Series D Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Series D Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof). No dividend or distribution shall be payable to holders of shares of Common Stock unless the full dividends or distributions contemplated by this Section are paid at the same time in respect of the Series D Preferred Stock.
(b) Each dividend or distribution shall be payable to holders of the Series D Preferred Stock as they appear in the records of the Company at the close of business on the same record date as the record date for the payment of the corresponding dividend or distribution to the holders of shares of Common Stock.
(c) Dividends on the Series D Preferred Stock are non-cumulative. If the Company does not declare a dividend on the Common Stock or the Series D Preferred Stock in respect of any period, the holders of the Series D Preferred Stock shall have no right to receive any dividend for such dividend period, and the Company shall have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series D Preferred Stock or the Common Stock or any other series of the Company’s preferred stock.
(d) If the Conversion Date (as defined below) with respect to any of the shares of Series D Preferred Stock occurs prior to the record date for the payment of any dividend or distribution on the Common Stock, the holder of such shares of Series D Preferred Stock to be converted shall not have the right to receive any corresponding dividends or distributions on the Series D Preferred Stock. If the Conversion Date with respect to the shares of Series D Preferred Stock occurs after the record date for any declared dividend or distribution and prior to the payment date for that dividend or distribution, the holder thereof shall receive that dividend or distribution on the relevant payment date if such holder of Common Stock was the holder of record of shares of Series D Preferred Stock on the record date for that dividend or distribution.

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5. Conversion.
(a) The Company shall at all times maintain an agent for the purpose of the conversion of shares of Series D Preferred Stock (the “ Conversion Agent “), which may be an officer or agent of the Company.
(b) Upon delivery to the Company, from time to time, of one or more certifications by an Initial Holder to the Company that it has determined that it (or any of its Affiliates that comprise the Initial Holders) has obtained such Regulatory Approval as is required in order for such Initial Holder (and, if applicable, such Affiliates) to hold a specified number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the number of shares of Series D Preferred Stock with respect to which such certification has been delivered shall be automatically converted into Common Stock at the Conversion Rate (as defined herein). Each certification shall specify the number of shares of Series D Preferred Stock to be converted upon delivery of such certification. The Initial Holder’s election to convert, evidenced by the delivery of a certification, is irrevocable. In the event that fewer than all the shares of Series D Preferred Stock are to be converted upon receipt of any certification described herein and such shares are held by multiple Initial Holders, the shares of Series D Preferred Stock shall be converted into Common Stock in proportion to the percentage of the Series D Preferred Stock held by each such Initial Holder.
(c) Any share of Series D Preferred Stock that is sold or transferred by an Initial Holder to a person that is not also an Initial Holder in compliance with the transfer restrictions set forth in the Investment Agreement shall be automatically converted, without further action by any person, into the number of shares of Common Stock into which each share of Series D Preferred Stock was convertible immediately prior to such sale or transfer.
(d) Each share of Series D Preferred Stock to be converted in accordance with this Section shall be converted into four shares of Common Stock, subject to adjustment from time to time as described herein (the “ Conversion Rate “).
(e) Any certification from an Initial Holder provided pursuant to this Section shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request, provided that such certification may provide that no person other than the Company and the Conversion Agent shall be entitled to rely on any such certification.

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6. Conversion Procedures.
(a) In the event of an automatic conversion of the Series D Preferred Stock pursuant to Section 5, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates formerly evidencing such shares of Series D Preferred Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock as provided in subsection (f) below; provided, however, that notwithstanding the foregoing, upon such delivery of certificates formerly representing the Series D Preferred Stock or of agreement and indemnification in the case of a lost certificate, the Company may determine that the shares of Common Stock issued upon the conversion of the Series D Preferred Stock shall be uncertificated, in which case the Company or its transfer agent will make the appropriate entries into the records of the Company and the Company shall not be obligated to issue a stock certificate for such shares of Common Stock.
(b) Effective immediately upon conversion of any share of Series D Preferred Stock, dividends shall no longer be declared on any such converted share of Series D Preferred Stock and such share of Series D Preferred Stock shall cease to be outstanding, in each case, subject to the right of the holder of Series D Preferred Stock to receive any declared and unpaid dividends on such share to the extent provided herein and any other payments to which such holder is otherwise entitled hereunder.
(c) No allowance or adjustment, except as expressly provided herein, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the date any share of Series D Preferred Stock is converted (the “ Conversion Date “) with respect to any share of Series D Preferred Stock. Prior to the close of business on the Conversion Date with respect to any share of Series D Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the holder of such share of Series D Preferred Stock shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series D Preferred Stock.
(d) Upon the conversion of any Series D Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Series D Preferred Stock equal in number to the unconverted portion of the shares of Series D Preferred Stock represented by the certificate so surrendered.
(e) The person or persons entitled to receive the Common Stock upon conversion of Series D Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Conversion Date with respect thereto. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series D Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.

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(f) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Series D Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series D Preferred Stock, the Company shall pay to the holder of such share of Series D Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined below) of a share of Common Stock on the second trading day immediately preceding the day of conversion. If more than one share of Series D Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series D Preferred Stock so surrendered.
(ii) The “current market price” per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately prior to the date in question. The closing price for each day shall be the closing price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that day as reported in composite transactions for the principal national securities exchange on which the Common Stock is listed for trading. The closing price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a national securities exchange on the relevant date, the “closing price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets, Inc. or similar organization. If the Common Stock is not so quoted, the “closing price” of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
(g) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Series D Preferred Stock pursuant to Section 5 and this Section; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Series D Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
7. Adjustments.
(a) If the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock which consists in whole or in part of shares of its Common Stock, (ii) subdivide or reclassify its Common Stock into a greater number of shares or (iii) combine or reclassify its Common Stock into a lesser number of shares, then in each of clause (i), (ii) and (iii), the Conversion Rate shall be adjusted (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof) so that a holder of any shares of Series D Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Series D Preferred Stock would have owned or been entitled to receive after the happening of such dividend, subdivision, combination, or other reclassification had such shares of Series D Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section shall become effective on the date of the dividend payment, subdivision, combination or issuance and shall be applied from the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

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(b) If the Company shall be a party to any transaction, including a merger, consolidation, sale of all or substantially all of the Company’s assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a “ Transaction “), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then, in connection with such Transaction, the Company shall make provision for the Series D Preferred Stock to be converted into the amount of shares of stock and other securities and the right to receive the property receivable (including cash) by a holder of that number of shares of Common Stock into which one share of Series D Preferred Stock was convertible immediately prior to such Transaction (regardless of whether or not actual conversion into Common Stock at such time would be permissible under Section 5 hereof) and upon consummation of the Transaction the Series D Preferred Stock shall be automatically converted into such amount of stock and other securities and the right to receive property at the same time and in the same manner as the Common Stock is so converted (or as promptly as practicable thereafter). Any shares of stock and other securities and property shall be payable to the holder upon surrender of the shares of Series D Preferred Stock or as otherwise provided for as if such delivery were of Common Stock and cash pursuant to Section 6(a). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section.
(c) Notwithstanding the foregoing, in any case in which this Section provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Series D Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction as provided herein.
(d) If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section, which in the reasonable opinion of the Board of Directors would adversely affect the conversion rights of the holders of Series D Preferred Stock, then the number of shares of Common Stock that a share of Series D Preferred Stock is convertible into immediately before such action shall be adjusted, to the extent permitted by applicable law or regulation, in such manner and at such time as the Board of Directors may determine in good faith to be equitable in the circumstances. Any such determinations shall be memorialized in writing and shall be maintained on file at the Company’s principal executive office and shall be made available to any stockholder upon request.
(e) Whenever the number of shares of Common Stock into which one share of Series D Preferred Stock is convertible is adjusted as herein provided, the chief financial officer of the Company or his or her designee(s) shall compute the required adjustment in accordance ith the foregoing provisions and shall prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent and mailed to each holder of shares of Series D Preferred Stock at such holder’s last address as shown on the stock books of the Company.

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(f) The Company shall not, without the consent of a majority of the shares of the outstanding Series D Preferred Stock, voting separately as a class, make a publicly-announced tender offer for its Common Stock unless the Company provides to all holders of the Series D Preferred Stock the right to participate in the tender offer on the same terms and conditions as holders of Common Stock, provided that any Series D Preferred Shares tendered shall receive, upon surrender of the Series D Preferred Stock to the Company, the consideration payable with respect to the number of shares of Common Stock into which the Series D Preferred Stock so tendered would be convertible at the time immediately prior to the consummation of the tender offer (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
8. Reservation of Common Stock.
(a) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, solely for the purpose of effecting the conversion of Series D Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series D Preferred Stock.
(b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series D Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the holders of the Series D Preferred Stock).
(c) All shares of Common Stock delivered upon conversion of the Series D Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances and not subject to any preemptive rights (other than liens, charges, security interests and other encumbrances created by the holders the Series D Preferred Stock).
(d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, all the Common Stock issuable upon conversion of the Series D Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series D Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series D Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

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9. Liquidation, Dissolution and Winding Up.
(a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.02 per share of Series D Preferred Stock, plus the amount of any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders before any distribution of assets is made to the holders of Common Stock. After payment to the holders of the Series D Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series D Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series D Preferred Stock then held by them (regardless of whether or not actual conversion at such time would be permissible under Section 5 hereof).
(b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock, holders of the Series D Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business shall not constitute its liquidation, dissolution or winding up.
10. Maturity. The Series D Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.
11. No Redemption; No Sinking Fund.
(a) The shares of Series D Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series D Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series D Preferred Stock by offer to any holder or holders thereof.
(b) The shares of Series D Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

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12. Voting Rights.
(a) Except as expressly provided in this Section and in Section 7(g) or as otherwise required by applicable law or regulation, holders of the Series D Preferred Stock shall have no voting rights.
(b) So long as any shares of the Series D Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Series D Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of the Certificate of Incorporation of the Company or this Certificate of Designation, if such amendment would increase the authorized shares of the Series D Preferred Stock or alter or change the powers, preferences or special rights of the shares of the Series D Preferred Stock so as to affect the Series D Preferred Stock adversely.
13. Exclusion of Other Rights. Except as may otherwise be required by law or specifically set forth in this Certificate of Designation and the Certificate of Incorporation, as they may be amended from time to time, the Series D Preferred Stock shall not have any other powers, preferences and relative, participating, optional or other special rights.
14. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation that can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
15. Reissuance of Series D Preferred Stock. Shares of Series D Preferred Stock that have been duly converted into Common Stock or otherwise reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall not be reissued as Series D Preferred Stock and shall upon compliance with any applicable provisions of the laws of the State of Delaware have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock.

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16. Mutilated or Missing Series D Preferred Stock Certificates. If any certificate representing any shares of the Series D Preferred Stock shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for such certificate, a new certificate of like tenor and representing an equivalent amount of shares of Series D Preferred Stock of the same class, but only upon receipt of evidence of such loss, theft or destruction of such certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).
17. Fractional Shares. The Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of the Series D Preferred Stock, including the conversion provisions provided in Section 5.
IN WITNESS WHEREOF, this Certificate of Designation has been executed on behalf of the Company by Ricardo A. Anzaldúa, its duly authorized Senior Vice President and Corporate Secretary.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Ricardo A. Anzaldúa
Ricardo A. Anzaldúa
Senior Vice President and Corporate Secretary

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AMENDMENT NO. 2
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: That the Board of Directors of the Corporation, at a meeting held on March 30, 2009, declared advisable and duly adopted, subject to shareholder approval at the Annual Meeting of Shareholders of the Corporation to be held on May 27, 2009 (the “Annual Meeting”), an amendment to subsection (a) of ARTICLE FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation (sometimes referred to herein as the “Certificate of Incorporation”) to increase the number of authorized shares of the Corporation’s designated Common Stock from 750,000,000 shares to 1,500,000,000 shares (such amendment to be referred to hereinafter as the “Amendment”).
SECOND: That at the Annual Meeting, in accordance with Section 242 (b) (1) of the General Corporation Law of Delaware, the holders of a majority of the outstanding shares of the Common Stock present in person or represented by proxy voted in favor of the Amendment.
THIRD: That the Certificate of Incorporation is hereby amended by striking out subsection (a) of ARTICLE FOURTH thereto in its entirety and replacing it with the following Amendment:
“(a)	The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,550,000,000 shares, consisting of 1,500,000,000 shares designated “Common Stock” and 50,000,000 shares designated “Preferred Stock.” The shares of Common Stock and the shares of Preferred Stock shall have a par value of $.01 per share.”
All other provisions of the Certificate of Incorporation remain unchanged.
FOURTH: That this Amendment No. 2 to the Amended and Restated Certificate of Incorporation of the Corporation shall become effective upon its being filed with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, said Corporation has caused this Amendment No. 2 to the Amended and Restated Certificate of Incorporation to be signed by Ricardo Anzaldua, its duly authorized Senior Vice President and Corporate Secretary, this 1st day of June, 2009.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Ricardo A. Anzaldua
Ricardo A. Anzaldua
Senior Vice President and Corporate Secretary

CERTIFICATE OF DESIGNATIONS
OF
FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
The Hartford Financial Services Group, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify:
The Special Committee, a duly authorized committee of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated November 13, 2008, the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, by unanimous written consent dated June 19, 2009, adopted the following resolution creating a series of 3,400,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series E”.
RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and Section 151(g) of the General Corporation Law of the State of Delaware, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series E” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 3,400,000.
Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.
Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:
(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock, the Corporation’s Series A Participating Cumulative Preferred Stock, the Corporation’s Series B Non-Voting Contingent Convertible Preferred Stock, the Corporation’s Series C Non-Voting Contingent Convertible Preferred Stock, the Corporation’s Series D Non-Voting Contingent Convertible Preferred Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.
(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.
(e) “Minimum Amount” means $850,000,000
(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
(g) “Signing Date” means the Original Issue Date.
Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, The Hartford Financial Services Group, Inc. has caused this Certificate of Designations to be signed by Ricardo A. Anzaldúa, its Senior Vice President and Corporate Secretary, this 25th day of June, 2009.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Ricardo A. Anzaldúa
	Name:	Ricardo A. Anzaldúa
	Title:	Senior Vice President and Corporate Secretary

ANNEX A
STANDARD PROVISIONS
Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.
Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:
(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.
(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.
(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.
(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.
(h) “Dividend Period” has the meaning set forth in Section 3(a).
(i) “Dividend Record Date” has the meaning set forth in Section 3(a).
(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.
(l) “Preferred Director” has the meaning set forth in Section 7(b).
(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.
(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).
(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).
(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.
(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).
(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 3. Dividends.
(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).
(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker- dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’

rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5. Redemption.
(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).
The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.
(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).
Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
Section 7. Voting Rights.
(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or
(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.
(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.
Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
7.25% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES F
OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby certify:
The board of directors of the Corporation (such board or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action, the “Board of Directors”), in accordance with the amended and restated certificate of incorporation and amended and restated bylaws of the Corporation and applicable law, authorized the issuance and sale by the Corporation of shares of its preferred stock at a meeting duly convened and held on February 18, 2010 and authorized the formation of a Pricing Committee of the Board of Directors (the “Committee”), and pursuant to the authority conferred upon the Committee in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and the resolutions of the Board of Directors, the Committee adopted the following resolution on March 17, 2010 creating a series of shares of Preferred Stock of the Corporation designated as the “7.25% Mandatory Convertible Preferred Stock, Series F.”
RESOLVED, that pursuant to the provisions of the amended and restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
SECTION 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the “7.25% Mandatory Convertible Preferred Stock, Series F” (the “Series F Preferred Stock”). The authorized number of shares of Series F Preferred Stock shall be 575,000. Each share of Series F Preferred Stock shall be identical in all respects to every other share of Series F Preferred Stock.
SECTION 2. Definitions. As used herein with respect to Series F Preferred Stock:
(a) “ADRs” shall have the meaning set forth in Section 11(e).
(b) “Agent Members” shall have the meaning set forth in Section 21(b).
(c) “Applicable Market Value” of the Common Stock means, except as provided in Section 11(e), the Average VWAP per share of Common Stock for the 20 consecutive Trading Day period ending on, and including, the third Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

(d) “Average VWAP” means, for any period, the average of the VWAP for each Trading Day in such period.
(e) “Board of Directors” shall have the meaning set forth in the recitals.
(f) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.
(g) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.
(h) “Certificate of Designations” means this Certificate of Designations, Preferences and Rights of 7.25% Mandatory Convertible Preferred Stock, Series F, as it may be amended from time to time.
(i) “Certificated Series F Preferred Stock” shall have the meaning set forth in Section 21(a).
(j) “Charter” means the Corporation’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time.
(k) “Clause A Distribution” shall have the meaning set forth in Section 11(a)(iii).
(l) “Clause B Distribution” shall have the meaning set forth in Section 11(a)(iii).
(m) “Clause C Distribution” shall have the meaning set forth in Section 11(a)(iii).
(n) “close of business” means 5:00 p.m. (New York City time).
(o) “Committee” shall have the meaning set forth in the recitals.
(p) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
(q) “Conversion Date” shall have the meaning set forth in Section 8.
(r) “Conversion Rate” shall, subject to adjustment pursuant to clauses (i) through (v) of Section 11, be as follows:
(i) if the Applicable Market Value of the Common Stock is equal to or greater than $33.857 (the “Threshold Appreciation Price”), then the Conversion Rate shall be 29.536 shares of Common Stock per share of Series F Preferred Stock (the “Minimum Conversion Rate”);
(ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $27.75 (the “Initial Price”), then the Conversion Rate shall be $1,000, divided by the Applicable Market Value of the Common Stock; or

(iii) if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be 36.036 shares of Common Stock per share of Series F Preferred Stock (the “Maximum Conversion Rate”).
(s) “Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.
(t) “Corporation” shall have the meaning set forth in the recitals.
(u) “Current Market Price” of the Common Stock on any day means the Average VWAP per share of the Common Stock for the ten consecutive Trading Day period ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (i) through (v) of Section 11. For purposes of this definition, “ex-date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Corporation or, if applicable, from the seller of the Common Stock (in the form of due bills or otherwise) as determined by such exchange or market.
(v) “Depositary” shall have the meaning set forth in Section 21(b).
(w) “Dividend Payment Date” means (i) the 1st calendar day of January, April, July and October of each year prior to the Mandatory Conversion Date and (ii) the Mandatory Conversion Date.
(x) “Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.
(y) “Dividend Reference Period” means (i) in the case of a payment of dividends upon a Mandatory Conversion, the five consecutive Trading Days ending on, and including, the second Scheduled Trading Day immediately preceding the Mandatory Conversion Date; (ii) in the case of a payment of dividends upon an Optional Conversion, the five consecutive Trading Days commencing on, and including, the third Trading Day immediately following the date on which the Corporation receives a notice of conversion from the applicable Holder; and (iii) in the case of a payment of dividends upon a Fundamental Change Conversion, the five consecutive Trading Days ending on, and including, the Scheduled Trading Day immediately preceding the Effective Date.
(z) “Dividend Threshold Amount” means a regular quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $0.05 in any fiscal quarter, subject to adjustment on an inversely proportional basis whenever the Fixed Conversion Rates are adjusted, but no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Fixed Conversion Rates pursuant to Section 11(a)(iv).

(aa) “DTC” means The Depository Trust Company.
(bb) “Effective Date” means, with respect to a Fundamental Change, the date upon which a Fundamental Change becomes effective.
(cc) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(dd) “Exchange Property” shall have the meaning set forth in Section 11(e).
(ee) “Expiration Date” shall have the meaning set forth in Section 11(a)(v).
(ff) “Expiration Time” shall have the meaning set forth in Section 11(a)(v).
(gg) “Five-Day Average VWAP” shall have the meaning set forth in the definition of Stock Price.
(hh) “Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.
(ii) “Fundamental Change” shall be deemed to have occurred if any of the following occurs:
(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;
(ii) the Corporation is involved in a consolidation with or merger into any other Person, or any merger of another Person into the Corporation, or any other similar transaction or series of related transactions pursuant to which the Common Stock will be converted into cash, securities or other property or the Corporation sells, leases or transfers in one transaction or a series of related transactions all or substantially all of the property and assets of the Corporation and its Subsidiaries;
(iii) the Common Stock (or any other security into which the Series F Preferred Stock becomes convertible in connection with a Reorganization Event) ceases to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; or
(iv) the stockholders of the Corporation approve any plan for the liquidation, dissolution or termination of the Corporation;

provided, however, that a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or ADRs that are listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market.
(jj) “Fundamental Change Conversion” shall have the meaning set forth in Section 7(a).
(kk) “Fundamental Change Conversion Date” means the effective date of any Fundamental Change Conversion of Series F Preferred Stock pursuant to Section 7.
(ll) “Fundamental Change Company Notice” shall have the meaning set forth in Section 7(a)(ii).
(mm) “Fundamental Change Conversion Period” shall have the meaning set forth in Section 7(a).
(nn) “Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of shares of Common Stock (or units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price for such Fundamental Change, as described below:

Stock Price on Effective Date
Effective Date	$5.00	$10.00	$15.00	$20.00	$25.00	$27.75	$30.00	$33.86	$35.00	$40.00	$50.00	$60.00	$75.00	$100.00
March 23, 2010	71.178	52.425	44.724	40.098	37.146	36.036	35.257	34.278	34.046	33.257	32.359	31.883	31.458	31.016
July 1, 2010	68.559	51.306	44.144	39.714	36.829	35.706	34.972	34.012	33.786	33.023	32.173	31.732	31.338	30.923
October 1, 2010	65.841	50.117	43.520	39.304	36.492	35.388	34.667	33.727	33.508	32.772	31.972	31.568	31.208	30.820
January 1, 2011	63.075	48.899	42.895	38.907	36.165	35.077	34.366	33.443	33.228	32.518	31.768	31.400	31.073	30.713
April 1, 2011	60.252	47.638	42.258	38.516	35.844	34.768	34.064	33.154	32.944	32.257	31.557	31.227	30.931	30.600
July 1, 2011	57.387	46.344	41.621	38.151	35.545	34.476	33.773	32.868	32.661	31.994	31.343	31.050	30.785	30.483
October 1, 2011	54.479	45.011	40.980	37.817	35.278	34.205	33.495	32.586	32.380	31.727	31.125	30.868	30.633	30.361
January 1, 2012	51.524	43.630	40.323	37.518	35.049	33.961	33.234	32.305	32.097	31.453	30.900	30.679	30.472	30.233
April 1, 2012	48.520	42.195	39.630	37.255	34.872	33.754	32.994	32.023	31.809	31.165	30.663	30.479	30.302	30.100
July 1, 2012	45.469	40.710	38.883	37.037	34.783	33.611	32.791	31.740	31.512	30.855	30.411	30.265	30.121	29.963
October 1, 2012	42.373	39.182	38.047	36.864	34.856	33.597	32.661	31.445	31.189	30.504	30.140	30.035	29.930	29.822
January 1, 2013	39.230	37.622	37.083	36.642	35.239	33.878	32.687	31.074	30.757	30.054	29.843	29.789	29.734	29.679
April 1, 2013	36.036	36.036	36.036	36.036	36.036	36.036	33.333	29.536	29.536	29.536	29.536	29.536	29.536	29.536
The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table shall be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 11.
The exact Stock Price and Effective Date may not be set forth in the table, in which case:
(i) if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two dates on the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment pursuant to Section 11; and
(iii) if the Stock Price is less than $5.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately preceding paragraph) (the “Minimum Stock Price”), then the Fundamental Change Conversion Rate shall be determined (a) as if the Stock Price equaled the Minimum Stock Price and (b), if the Effective Date is between two dates on the table, using straight-line interpolation.
(oo) “Global Preferred Share” shall have the meaning set forth in Section 21(b).
(pp) “Global Shares Legend” shall have the meaning set forth in Section 21(b).
(qq) “Holder” means the Person in whose name the shares of the Series F Preferred Stock are registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series F Preferred Stock for all purposes, including, without limitation, for purposes of making payment and settling conversions to the fullest extent permitted by law.
(rr) “Initial Liquidation Preference” means $1,000 per share of Series F Preferred Stock.
(ss) “Initial Price” shall have the meaning set forth in the definition of Conversion Rate.
(tt) “Issue Date” shall mean March 23, 2010, which is the original issue date of the Series F Preferred Stock.
(uu) “Junior Stock” means the Common Stock and, if issued, the Series B Non-Voting Contingent Convertible Preferred Stock of the Corporation, par value $0.01 per share, and the Series C Non-Voting Contingent Convertible Preferred Stock of the Corporation, par value $0.01 per share, and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series F Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation.
(vv) “Liquidation Preference” has the meaning set forth in Section 12.
(ww) “Mandatory Conversion” means a conversion pursuant to Section 5.
(xx) “Mandatory Conversion Date” means April 1, 2013.

(yy) “Market Disruption Event” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock (or any other security into which the Series F Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system; (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other security into which the Series F Preferred Stock becomes convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or (iii) the failure to open of the exchange or quotation system on which futures or options contracts relating to the Common Stock (or any other security into which the Series F Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.
(zz) “Maximum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.
(aaa) “Merger Common Stock” shall have the meaning set forth in Section 11(f)(i).
(bbb) “Merger Valuation Percentage” shall have the meaning set forth in Section 11(f)(iv).
(ccc) “Minimum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.
(ddd) “Minimum Stock Price” shall have the meaning set forth in the definition of Fundamental Change Conversion Rate.
(eee) “Nonpayment” shall have the meaning set forth in Section 15(b).
(fff) “Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.
(ggg) “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

(hhh) “Officers’ Certificate” means a certificate of the Corporation, signed by a duly authorized Officer and the duly authorized principal financial or accounting officer of the Corporation.
(iii) “open of business” means 9:00 a.m. (New York City time).
(jjj) “Optional Conversion” shall have the meaning set forth in Section 6.
(kkk) “Optional Conversion Date” shall have the meaning set forth in Section 6(e).
(lll) “Parity Stock” means the Series E Fixed Rate Cumulative Perpetual Preferred Stock of the Corporation, par value $0.01 per share, and any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series F Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.
(mmm) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
(nnn) “Preferred Director” or “Preferred Directors” shall have the meaning set forth in Section 15(b).
(ooo) “Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series F Preferred Stock.
(ppp) “Pricing Agreement” means the Pricing Agreement relating to the Series F Preferred Stock, dated March 17, 2009, between the Corporation and the underwriters named therein.
(qqq) “Purchased Shares” shall have the meaning set forth in Section 11(a)(v).
(rrr) “Record Date” means, for purpose of a conversion rate adjustment pursuant to Section 11, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
(sss) “Record Holders” means, as to any day, the Holders of record of the Series F Preferred Stock as they appear on the stock register of the Corporation at the close of business on such day.
(ttt) “Registrar” means the Transfer Agent.

(uuu) “Regular Record Date” means with respect to payment of dividends on the Series F Preferred Stock, the 15th calendar day of the month immediately preceding the month in which the relevant Dividend Payment Date falls or such other record date fixed by the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date.
(vvv) “Reorganization Event” shall have the meaning set forth in Section 11(e).
(www) “Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Stock is not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.
(xxx) “Series F Preferred Stock” shall have the meaning set forth in Section 1.
(yyy) “Share Cap” shall have the meaning set forth in Section 4(f).
(zzz) “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
(aaaa) “Spin-Off” shall have the meaning set forth in Section 11(a)(iii).
(bbbb) “Stock Price” means (i) in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock, and (ii) in the case of any other Fundamental Change, the Average VWAP per share of the Common Stock over the five Trading Day period ending on, and including, the Scheduled Trading Day immediately preceding the applicable Effective Date (the “Five-Day Average VWAP”).
(cccc) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of the Corporation.
(dddd) “Threshold Appreciation Price” shall have the meaning set forth in the definition of Conversion Rate.
(eeee) “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange is open for trading, or, if the Common Stock (or any other security into which the Series F Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock (or such other security) is listed is open for trading, or, if the Common Stock (or such other security) is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

(ffff) “Transfer Agent” means The Bank of New York Mellon or any successor transfer agent appointed pursuant to Section 20.
(gggg) “Trigger Event” shall have the meaning set forth in Section 11(a)(iii).
(hhhh) “unit of Exchange Property” shall have the meaning set forth in Section 11(e)
(iiii) “VWAP” (i) per share of Common Stock means, on any Trading Day, the price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page HIG <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose and (ii) per share of common stock (other than the Common Stock) or per ADR, in each case traded on a U.S. national securities exchange, means, on any Trading Day, the price per share of such common stock or per ADR as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such common stock or per ADR on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.
SECTION 3. Dividends. (a) Holders of shares of outstanding Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation lawfully available therefor, cumulative dividends at the rate per annum of 7.25% per share on the Initial Liquidation Preference (equivalent to $72.50 per annum per share), payable quarterly on each Dividend Payment Date through January 1, 2013, commencing on July 1, 2010, in cash or, in the case of the Dividend Payment Date occurring on April 1, 2013, in cash, shares of Common Stock or a combination thereof in accordance with Section 4. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date, whether or not in any Dividend Period(s) there have been funds of the Corporation lawfully available for the payment of such dividends and shall accrue, whether or not earned or declared, from and after the Issue Date. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders with respect to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date will be payable to the Holders presenting the Series F Preferred Stock for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Accumulations of dividends on shares of Series F Preferred Stock shall not bear interest. Dividends payable for any period other than a full Dividend Period (based on the number of days elapsed during such Dividend Period) shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months.

(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series F Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Series F Preferred Stock.
(c) Holders of shares of Series F Preferred Stock shall not be entitled to any dividends on the Series F Preferred Stock, whether payable in cash, Common Stock or any combination thereof, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears.
(d) So long as any share of Series F Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to this Section 3(d) in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series F Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series F Preferred Stock on the applicable Regular Record Date). The foregoing limitations shall not apply to:
(i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;
(ii) purchases or other acquisitions by any broker-dealer Subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business;
(iii) purchases by any broker-dealer Subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer Subsidiary;
(iv) any dividends or distributions of rights or Junior Stock in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;

(v) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than for the beneficial ownership by the Corporation or any of its Subsidiaries), including as trustees or custodians; and
(vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Regular Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series F Preferred Stock and any shares of Parity Stock, all dividends declared on Series F Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series F Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of lawfully available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the Holders of Series F Preferred Stock prior to such Dividend Payment Date.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Corporation, including Common Stock and other Junior Stock, from time to time out of any funds lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.
SECTION 4. Method of Payment of Dividends. (a) All dividends on the Series F Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, paid prior to any conversion of the Series F Preferred Stock shall be made in cash.
(b) All dividends (or any portion of any dividend) on the Series F Preferred Stock, including accrued and unpaid dividends, payable upon a Mandatory Conversion, an Optional Conversion or a Fundamental Change Conversion may, in the Corporation’s sole discretion, be paid:
(i) in cash;
(ii) by delivery of shares of Common Stock; or

(iii) through payment or delivery, as the case may be, of any combination of cash and Common Stock;

provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in shares of Common Stock may be paid by delivery of units of Exchange Property in accordance with Section 11(e); and provided further that if the Board of Directors may not lawfully authorize payment of all or any portion of such accrued and unpaid dividends in cash, it shall authorize payment of such dividends in shares of Common Stock or units of Exchange Property, as the case may be, if lawfully permitted to do so.
(c) If the Corporation elects to pay any dividend or portion thereof in shares of Common Stock, such shares shall be valued for such purpose at 97% of the Average VWAP per share of Common Stock for the five Trading Days of the applicable Dividend Reference Period. If the Corporation elects to pay any dividend or portion thereof in units of Exchange Property, the value of such units shall be determined in accordance with Section 11(e).
(d) If the Corporation elects to pay any dividend or portion thereof in shares of Common Stock or units of Exchange Property in accordance with Section 4(b):
(i) in the case of a payment of dividends upon a Mandatory Conversion, the Corporation shall give the Holders notice of any such election and the portion of such payment that will be made in Common Stock no later than 10 Scheduled Trading Days prior to the Mandatory Conversion Date, and the Corporation shall deliver shares of the Common Stock and pay cash, if applicable, in respect of such payment on the Mandatory Conversion Date;
(ii) in the case of a payment of dividends upon an Optional Conversion, the Corporation shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Stock no later than two Trading Days after the Corporation receives notice of conversion from such Holder, and the Corporation shall deliver shares of the Common Stock and pay cash, if applicable, in respect of such payment no later than the ninth Trading Day after the applicable Optional Conversion Date, subject to the provisions for accrued dividends as set forth in Section 6(f); and
(iii) in the case of a payment of dividends upon a Fundamental Change Conversion, the Corporation shall give each converting Holder notice of any such election and the portion of such payment that will be made in Common Stock or units of Exchange Property, as the case may be, in the Fundamental Change Company Notice and the Corporation shall deliver shares of the Common Stock or units of Exchange Property, as the case may be, and pay cash, if applicable, in respect of such payment on the third Business Day following the Conversion Date in respect of such Fundamental Change Conversion.

If the Corporation does not provide notice of its election to pay any dividend, or a portion thereof, upon the conversion of the Series F Preferred Stock pursuant to this Section 4(d) through delivery of shares of Common Stock or units of Exchange Property, as the case may be, the Corporation shall pay such dividend entirely in cash.
(e) In respect of any shares of Common Stock issued or Exchange Property delivered in payment or partial payment of a dividend to a non-U.S. Holder, the Corporation may withhold and sell (or direct the Transfer Agent or any paying agent on behalf of the Corporation to withhold and sell) such number of shares of Common Stock or units of Exchange Property as the Corporation deems necessary, to result in proceeds from such sale (after deduction of customary commissions, which shall be for the account of such non-U.S. Holder) to pay all or any part of any U.S. withholding tax obligation that the Corporation has (as determined by it in its sole discretion) in respect of the payment or partial payment of such dividend of shares of Common Stock or units of Exchange Property to such non-U.S. Holder.
(f) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered upon conversion of the Series F Preferred Stock, including dividends paid in shares of Common Stock pursuant to this Section 4, Section 6(f) or Section 7(a)(ii), exceed an amount per share equal to the product of (i) 2 and (ii) the Maximum Conversion Rate, subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 11 (the “Share Cap”). To the extent that the Corporation delivers the maximum number of whole shares of Common Stock equal to the Share Cap on the Series F Preferred Stock with respect to which the Corporation has notified the Holder that such dividends would be paid in shares of Common Stock in accordance with Section 4(d), the Corporation shall be deemed to have paid in full all accrued and unpaid dividends on such Series F Preferred Stock. However, in the Corporation’s sole discretion, the Corporation may elect to pay any amount above the Share Cap that would otherwise be payable in cash to the extent the Corporation has lawfully available funds to do so.
SECTION 5. Mandatory Conversion on the Mandatory Conversion Date. (a) Each share of Series F Preferred Stock, unless previously converted in an Optional Conversion or a Fundamental Change Conversion, shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate.
(b) Each of the Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price and the Applicable Market Value shall be subject to adjustment in accordance with the provisions of Section 11.
(c) The Holders of Series F Preferred Stock on the Mandatory Conversion Date shall have the right to receive an amount equal to all accrued and unpaid dividends on the Series F Preferred Stock (in cash, Common Stock or a combination thereof, at the Corporation’s election, as provided in Section 4), whether or not declared prior to that date, for the Dividend Period ending immediately prior to the Mandatory Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Series F Preferred Stock that were paid to Record Holders as of a prior date), so long as the Corporation is lawfully permitted to pay such dividends at such time.

SECTION 6. Optional Conversion at the Option of the Holder. (a) Other than during the Fundamental Change Conversion Period, shares of the Series F Preferred Stock are convertible, in whole or in part, at the option of the Holder thereof (“Optional Conversion”) at any time prior to March 15, 2013, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 11.
(b) Any written notice of conversion pursuant to this Section 6 shall be duly executed by the Holder, and specify:
(i) the number of shares of Series F Preferred Stock to be converted;
(ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered; and
(iii) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.
(c) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Series F Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Series F Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.
(d) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 6(b), compliance with Section 6(c), if applicable, and surrender of a certificate representing share(s) of Series F Preferred Stock to be converted (if held in certificated form), the Corporation shall, on the third Business Day (except in the case of shares of Common Stock issued pursuant to Section 6(f)), issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series F Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series F Preferred Stock that shall not have been converted.
(e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series F Preferred Stock at the Minimum Conversion Rate in accordance with the terms hereof shall be deemed effective immediately prior to the close of business on the day (the “Optional Conversion Date”) of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in Section 6(b), compliance with Section 6(c), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates representing the shares of Series F Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).

(f) In addition to the number of shares of Common Stock issuable at the Minimum Conversion Rate upon conversion of each share of Series F Preferred Stock at the option of the Holder on the Optional Conversion Date, the Corporation shall pay (in cash, Common Stock or a combination thereof, at its election, as provided in Section 4), an amount equal to all accrued and unpaid dividends on such converted share(s) of Series F Preferred Stock, whether or not declared prior to that date (other than previously declared dividends on the Series F Preferred Stock that were paid to Record Holders as of a prior date), for all Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Optional Conversion Date, subject to Section 6(g) and the Share Cap and so long as the Corporation is then lawfully permitted to pay such dividends.
(g) Notwithstanding Section 6(f), if the Conversion Date for any Optional Conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date:
(i) the Corporation shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted share(s) of Series F Preferred Stock on such Regular Record Date;
(ii) share(s) of Series F Preferred Stock surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current Dividend Period with respect to the share(s) so converted; and
(iii) the consideration that the Corporation delivers to the converting Holder on the Optional Conversion Date shall not include any consideration for such dividend.
SECTION 7. Fundamental Change Conversion. (a) If a Fundamental Change occurs prior to the Mandatory Conversion Date, the Holders of the Series F Preferred Stock shall have the right to convert their shares of Series F Preferred Stock during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the Effective Date of such Fundamental Change and ending on, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 20 days after the Effective Date (any conversion pursuant to this Section 7, a “Fundamental Change Conversion”) into:
(i) a number of shares of Common Stock or units of Exchange Property in accordance with Section 11(e) (if the Fundamental Change also constitutes a Reorganization Event) based on the Fundamental Change Conversion Rate; and
(ii) at the Corporation’s election and subject to the Share Cap, shares of Common Stock, units of Exchange Property, cash or a combination thereof in an amount equal to any accrued and unpaid dividends, whether or not declared, on such shares of Series F Preferred Stock (in the manner provided in Section 4), to the extent that the Corporation has lawfully available funds to pay such dividends; provided, however, that if the Conversion Date for such conversion occurs during the period from the close of business on a Regular Record Date for any declared dividend to the open of business on the immediately following Dividend Payment Date, then the Corporation shall pay such dividend on the Dividend Payment Date to the Record Holder of the converted share(s) of Series F Preferred Stock on such Regular Record Date and the consideration that the Corporation delivers to the converting Holder will not include any consideration for such dividend.

(b) To the extent practicable, at least 20 Business Days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than two Business Days following the Corporation becoming aware of the occurrence of a Fundamental Change, a written notice (the “Fundamental Change Company Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders as they appear on the stock register of the Corporation. Such notice shall contain:
(i) the date on which the Fundamental Change is anticipated to be effected;
(ii) the Fundamental Change Conversion Period;
(iii) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and
(iv) whether the Corporation has elected to pay all or any portion of accrued and unpaid dividends in shares of Common Stock or units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in shares of Common Stock or units of Exchange Property.
(c) To convert shares of Series F Preferred Stock pursuant to this Section 7, a Holder shall deliver to the Transfer Agent at its Corporate Trust Office, no earlier than the Effective Date of the Fundamental Change, and no later than the close of business on the last day of the Fundamental Change Conversion Period, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Series F Preferred Stock that such Holder is requesting to convert, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Fundamental Change containing any information required to be provided pursuant to Section 6(b)(iii) and providing the Corporation with payment instructions.
(d) To the extent a Holder does not convert its shares of Series F Preferred Stock pursuant to this Section 7 and a Reorganization Event has occurred, in lieu of shares of Common Stock, the Corporation shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, units of Exchange Property as determined in accordance with Section 11(e).
(e) Upon a Fundamental Change Conversion, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Corporation as set forth above, deliver to the Holder such cash and securities issuable upon such Fundamental Change Conversion, together with payment of cash in lieu of any fraction of a share, as provided in Section 10. Such delivery shall take place upon, and only to the extent of, the consummation of such Fundamental Change Conversion.

(f) In the event that a Fundamental Change Conversion is effected with respect to shares of Series F Preferred Stock representing fewer than all the shares of Series F Preferred Stock held by a Holder, upon such Fundamental Change Conversion, the Corporation shall execute and the Transfer Agent shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series F Preferred Stock as to which Fundamental Change Conversion was not effected.
SECTION 8. Conversion Procedures. (a) On the Mandatory Conversion Date, the Fundamental Change Conversion Date or any Optional Conversion Date (each, a “Conversion Date”), dividends on any shares of Series F Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and such shares of Series F Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive shares of Common Stock into which such shares of Series F Preferred Stock are convertible and any accrued and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 5, Section 6 or Section 7, as applicable.
(b) The Person or Persons entitled to receive the Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth in Section 11, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series F Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series F Preferred Stock shall have no rights with respect to the Common Stock (including without limitation voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series F Preferred Stock.
(c) Shares of Series F Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Corporation, shall resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance (provided that any such cancelled shares of Series F Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series F Preferred Stock).
(d) In the event that a Holder of shares of Series F Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Series F Preferred Stock should be registered, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series F Preferred Stock as shown on the records of the Corporation. In the case of a Mandatory Conversion, in the event that shares of the Preferred Stock are then held in certificated form, in the event that a Holder of Series F Preferred Stock shall not by written notice to the Company elect to receive shares of Common Stock deliverable upon such Mandatory Conversion in certificated form, the name in which such shares should be registered and the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in book-entry form, in the name of the Holder of such Series F Preferred Stock as shown on the records of the Corporation.

SECTION 9. Reservation of Common Stock. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Series F Preferred Stock as herein provided, free from any preemptive or other similar rights, a number of shares of Common Stock equal to the Share Cap times the number of shares of Series F Preferred Stock then outstanding.
(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series F Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(c) All shares of Common Stock delivered upon conversion of the Series F Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series F Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series F Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series F Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
SECTION 10. Fractional Shares. (a) No fractional shares of Common Stock or any other common stock or ADRs included in the Exchange Property shall be issued as a result of any conversion of shares of Series F Preferred Stock or as a result of any payment of dividends on the Series F Preferred Stock in shares of Common Stock or units of Exchange Property.
(b) In lieu of any fractional share of Common Stock or any other common stock or ADRs included in the Exchange Property otherwise issuable in respect of any Mandatory Conversion, Optional Conversion or Fundamental Change Conversion or as a result of the election of the Corporation to pay a dividend in shares of Common Stock or units of Exchange Property in accordance with Section 4, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the VWAP per share of the Common Stock or such other common stock or ADR on the Trading Day immediately preceding (x) the Conversion Date or (y) the date on which such dividend is distributed, as applicable.

(c) If more than one share of the Series F Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock or other common stock or full ADRs issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock so surrendered. If the Corporation pays dividends in Common Stock, other common stock or ADRs on more than one share of the Series F Preferred Stock held at any one time by or for the same Holder, the number of full shares of Common Stock or other common stock or full ADRs payable in connection with such dividend shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock so held.
SECTION 11. Conversion Rate Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be adjusted from time to time as follows:
(i) If the Corporation issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Corporation effects a subdivision or combination (including, without limitation, a reverse stock split) of the Common Stock, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 × (OS1 / OS0)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be (and prior to giving effect to such event); and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this clause (i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.
(ii) If the Corporation issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to any shareholder rights plan) entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Current Market Price per share of the Common Stock as of the announcement date for such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0 × [(OS0 + X) / (OS0 + Y)]

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.
Any increase in the Fixed Conversion Rates made pursuant to this clause (ii) shall become effective immediately after the close of business on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Current Market Price per share of Common Stock as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.
(iii) If the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, excluding:
(1) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above;
(2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (iv) below; and
(3) Spin-Offs as to which the provisions set forth below in this clause (iii) apply, then each Fixed Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 × SP0 / (SP0 - FMV)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the Current Market Price per share of the Common Stock as of such Record Date; and

FMV	=	the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, expressed as an amount per share of Common Stock.

If the Board of Directors determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period in computing the Current Market Price per share of the Common Stock as of the Record Date for such dividend or other distribution. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Series F Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of Common Stock receive the shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or other distribution.
Any increase made under the portion of this clause (iii) shall become effective immediately after the close of business on the Record Date for such dividend or other distribution. If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.
Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or, when issued, will be, traded on a U.S. national securities exchange, then each Fixed Conversion Rate shall instead be increased based on the following formula:

CR1	=	CR0 × (FMV0 + MP0) / MP0

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;

FMV0	=	the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange; and

MP0	=	the Average VWAP per share of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange.

The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange, but will be given effect as of the open of business on the date immediately succeeding the Record Date for such dividend or distribution on the relevant exchange. The Corporation shall delay the settlement of any conversion of the Series F Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.
For purposes of this subsection (iii) (and subject in all respect to subsection (ii)), rights, options or warrants distributed by the Corporation to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this subsection (iii) (and no adjustment to the Conversion Rate under this subsection (iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this subsection (iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this subsection (iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of subsection (i), subsection (ii) and this subsection (iii), if any dividend or distribution to which this subsection (iii) is applicable includes one or both of:
(A) a dividend or distribution of shares of Common Stock to which subsection (i) is applicable (the “Clause A Distribution”); or
(B) an issuance of rights, options or warrants to which subsection (ii) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this subsection (iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this subsection (iii) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by subsection (i) and subsection (ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on the effective date” within the meaning of subsection (i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of subsection (ii).
(iv) If the Corporation pays or makes a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, excluding (a) any regular quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed the Dividend Threshold Amount, (b) any cash that is distributed as part of a distribution referred to in clause (iii) above and (c) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of the Corporation’s Subsidiaries referred to in clause (v) below, each Fixed Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 × (SP0 - T)/ (SP0 - C)

where,

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the Current Market Price per share of the Common Stock as of the Record Date for such distribution;

T	=	the Dividend Threshold Amount; provided that if the distribution is not a regular quarterly cash dividend, the Dividend Threshold amount shall be deemed to be zero; and

C	=	an amount of cash per share of the Common Stock that the Corporation distributes to holders of the Common Stock.

The adjustment to each Fixed Conversion Rate made pursuant to this clause (iv) shall become effective immediately after the close of business on the Record Date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Series F Preferred Stock shall receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of the Common Stock equal to the Maximum Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution. If such distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
(v) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer and the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 × (FMV + (SP1 × OS1)) / (SP1 × OS0)

where:

CR0	=	the Fixed Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the trading day next succeeding the Expiration Date;

FMV	=	the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and ot withdrawn as of the Expiration Date (the “Purchased Shares”);

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;

OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and

SP1	=	the Average VWAP per share of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Conversion Rate under this clause (v) shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Expiration Date. The Corporation shall delay the settlement of any conversion of Series F Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.
(vi) If the Corporation has in effect a shareholder rights plan while any shares of Series F Preferred Stock remain outstanding, Holders of Series F Preferred Stock shall receive, upon a conversion of Series F Preferred Stock, in addition to Common Stock, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the shareholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Series F Preferred Stock would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series F Preferred Stock, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation pursuant to clause (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to clauses (ii) or (iii) above.

(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 11, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Holder.
(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price, Applicable Market Value and Five-Day Average VWAP.
(i) No adjustment in any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate. If the adjustment is not made because the adjustment does not change the Fixed Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any Mandatory Conversion, Optional Conversion or Fundamental Change Conversion. If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 11, an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 11(a) or Section 11(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Corporation shall make appropriate adjustments to the VWAP per share of Common Stock prior to the relevant Record Date, effective date or Expiration Date used to calculate the Applicable Market Value or the Five-Day Average VWAP, as the case may be, to account for any adjustments to the Fixed Conversion Rates that became effective during the period in which the Applicable Market Value or the Five-Day Average VWAP, as the case may be, is being calculated.
(ii) No adjustment to the Fixed Conversion Rates need be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding Series F Preferred Stock, as if such Holders held a number of shares of the Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Series F Preferred Stock held by such Holders.

(iii) The Fixed Conversion Rates shall not be adjusted upon:
(A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;
(B) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation;
(C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;
(D) payment of regular quarterly dividends on the Common Stock not in excess of the Dividend Threshold Amount;
(E) a change solely in the par value of the Common Stock; or
(F) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.
(iv) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive unless clearly inconsistent with the intent hereof.
(d) Notice of Adjustment. Whenever a Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, a written notice to the Holders of the Series F Preferred Stock of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, to the Holders of the Series F Preferred Stock a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable.

(e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:
(A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);
(B) any consolidation or merger of the Corporation with or into another Person;
(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s and its Subsidiaries’ property and assets; or
(D) any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the outstanding Common Stock;
in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, each share of Series F Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders of the Series F Preferred Stock, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”), and, prior to or at the effective time of such Reorganization Event, the Corporation shall amend its Charter to provide for such change in the convertibility of the Series F Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election (or of all such holders if none makes an election). If a Conversion Date follows a Reorganization Event, the Conversion Rate then in effect shall be applied on the Conversion Date to the amount of such Exchange Property received per share of the Common Stock in the Reorganization Event (a “unit of Exchange Property”), as determined in accordance with this Section 11(e). For the purpose of determining which clause of the definition of Conversion Rate shall apply on any such Conversion Date and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the Applicable Market Value determined with regard to a share of such common stock or a single ADR, as the case may be, mutatis mutandis. For the purpose of paying accrued and unpaid dividends in units of Exchange Property in accordance with Section 4, the value of a unit of Exchange Property shall equal 97% of the value determined pursuant to the immediately preceding sentence.
The above provisions of this Section 11(e) shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11(e).
(f) In connection with any Reorganization Event, the Dividend Threshold Amount shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.
(i) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to the Section 11(e) and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Reorganization Event (such quotient rounded down to nearest cent).
(ii) In the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 11(e) and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to (x) the Dividend Threshold Amount immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Merger Valuation Percentage for such Reorganization Event (such quotient rounded down to nearest cent).
(iii) For the avoidance of doubt, in the case of a Reorganization Event in which the Exchange Property (determined, as appropriate, pursuant to Section 11(e) and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Dividend Threshold Amount at and after the effective time of such Reorganization Event shall be equal to zero.
(iv) The “Merger Valuation Percentage” for a Reorganization Event shall be equal to (x) the Average VWAP of one share of Merger Common Stock over the five consecutive Trading Day period immediately preceding, and excluding, the effective date of the Reorganization Event, divided by (y) the Average VWAP of one share of Common Stock over such period.
(g) For purposes of this Section 11, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

SECTION 12. Liquidation Rights. (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder of Series F Preferred Stock shall be entitled to receive for each share of Series F Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (b) $1,000 per share of Series F Preferred Stock and (c) an amount equal to any accrued and unpaid dividends on each share of Series F Preferred Stock, whether or not declared, to the date fixed for liquidation, dissolution or winding up (such amounts collectively, the “Liquidation Preference”).
(d) Partial Payment. If in any distribution described in Section 12 the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series F Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series F Preferred Stock as to such distribution, Holders of Series F Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(e) Residual Distributions. If the Liquidation Preference has been paid in full to all Holders of Series F Preferred Stock, the Holders of the Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).
(f) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 12, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the Holders of Series F Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
SECTION 13. No Sinking Fund. The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F Preferred Stock will have no right to require redemption or repurchase of any shares of Series F Preferred Stock.
SECTION 14. Status of Repurchased Shares. Shares of Series F Preferred Stock that are repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series F Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series F Preferred Stock).
SECTION 15. Voting Rights. (a) General. The Holders of Series F Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law or the Charter. Holders of shares of Series F Preferred Stock will be entitled to one vote for each such share on any matter on which Holders of Series F Preferred Stock are entitled to vote, including any action by written consent.

(b) Preferred Directors. Whenever, at any time or times, dividends payable on the shares of Series F Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive (a “Nonpayment”), the authorized number of directors on the Board of Directors shall automatically be increased by two and the Holders of Series F Preferred Stock will have the right, with holders of shares of any one or more other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation amount of each such class or series), to elect two directors (collectively, the “Preferred Directors” and each, a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of the Corporation’s stockholders until all accrued and unpaid dividends have been paid on Series F Preferred Stock, at which time such right will terminate, except as otherwise provided or expressly provided by law, subject to revesting in the event of each and every nonpayment; provided that it will be a qualification for election for any Preferred Director that the election of such Preferred Director will not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which the Corporation’s securities may then be listed or traded that listed or traded companies must have a majority of independent directors.
Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately, and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above. Any Preferred Director may be removed at any time, without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the Holders of a majority in voting power of the shares of Series F Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Parity Stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such Holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.
(c) Voting Rights as to Particular Matters. So long as any shares of Series F Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the affirmative vote or consent of the Holders of at least 66 2/3% in voting power of the shares of Series F Preferred Stock at the time outstanding and all other Parity Stock having similar voting rights that are exercisable, voting together as a single class, given in person or by proxy, by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series F Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series F Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations or the Charter (including, unless no vote on such merger or consolidation is required by clause (iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series F Preferred Stock; or
(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series F Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series F Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series F Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 15(c), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders of outstanding shares of the Series F Preferred Stock.
(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series F Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws and applicable law and the rules of any national securities exchange or other trading facility on which Series F Preferred Stock is listed or traded at the time.
SECTION 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

SECTION 17. Notices. All notices or communications in respect of Series F Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series F Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders of Series F Preferred Stock in any manner permitted by such facility.
SECTION 18. No Preemptive Rights; No Redemption Right. No share of Series F Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Series F Preferred Stock will not be redeemable.
SECTION 19. Replacement Stock Certificates. (a) If physical certificates are issued, and any of the Series F Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series F Preferred Stock certificate, or in lieu of and substitution for the Series F Preferred Stock certificate lost, stolen or destroyed, a new Series F Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series F Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series F Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.
(b) The Corporation is not required to issue any certificate representing the Series F Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Series F Preferred Stock formerly evidenced by the certificate.
SECTION 20. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series F Preferred Stock shall be the Transfer Agent. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Series F Preferred Stock.
SECTION 21. Form. (a) The Series F Preferred Stock shall initially be issued in the form of one or more definitive shares in fully registered form in substantially the form attached hereto as Exhibit A (each, a “Certificated Series F Preferred Stock”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Series F Preferred Stock shall reflect the number of shares of Certificated Series F Preferred Stock represented thereby, and may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Certificated Series F Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

(b) If DTC or another depositary reasonably acceptable to the Corporation (the “Depositary”) is willing to act as depositary for the Global Preferred Shares, a Holder who is an Agent Member may request for the Corporation to issue one or more shares of Series F Preferred Stock in global form with the global legend (the “Global Shares Legend”) as set forth on the form of Series F Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), in exchange for the Certificated Series F Preferred Stock held by such Holder, with the same terms and of an equal aggregate Liquidation Preference. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Any Global Preferred Shares shall be deposited on behalf of the Holders of the Series F Preferred Stock represented thereby with the Registrar, at its New York office as custodian for a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 21(b) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 21(b), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Charter. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series F Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for Certificated Series F Preferred Stock, with the same terms and of an equal aggregate Liquidation Preference, and such Certificated Series F Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(c) Signature. Two Officers permitted by applicable law shall sign each certificate representing the Series F Preferred Stock for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a certificate representing the Series F Preferred Stock no longer holds that office at the time the Transfer Agent countersigned such certificate, such certificate shall be valid nevertheless. A certificate representing the Series F Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate. Each certificate representing the Series F Preferred Stock shall be dated the date of its countersignature.
SECTION 22. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
SECTION 23. Other Rights. The shares of Series F Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

IN WITNESS WHEREOF, The Hartford Financial Services Group, Inc. has caused this Certificate of Designations to be signed by Ricardo A. Anzaldua, its authorized signatory, this 23rd day of March 2010.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ RICARDO A. ANZALDUA
	Name:	Ricardo A. Anzaldua
	Title:	Senior Vice President and Corporate Secretary
Certificate of Designations Signature Page

Exhibit A
[FORM OF FACE OF SERIES F PREFERRED STOCK]
[INCLUDE FOR GLOBAL PREFERRED SHARES]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [_____]	[Initial] Number of Shares of Series F
Preferred Stock [ ]
CUSIP 416515807
ISIN US4165158076
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Series F Preferred Stock
(par value $0.01 per share)
(liquidation amount as specified below)
THE HARTFORD FINANCIAL SERVICES GROUP, INC., a Delaware corporation (the “Corporation”), hereby certifies that [                    ] (the “Holder”), is the registered owner of [[                    ] ([                     ])][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated Series F Preferred Stock, with a par value of $0.01 per share and a liquidation amount of $1,000 per share (the “Series F Preferred Stock”). The shares of Series F Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series F Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations, Preferences and Rights dated March 23, 2010 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to select provisions of the Series F Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Series F Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [                    ] of [                    ] [                    ].

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:
Name:
Title:

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are shares of Series F Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated: [                    ], [                    ]

THE BANK OF NEW YORK MELLON, as Registrar
By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR SERIES F PREFERRED STOCK]
Cumulative dividends on each share of Series F Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.
The shares of Series F Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.
The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the board of directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series F Preferred Stock evidenced hereby to:
(Insert assignee’s social security or taxpayer identification number, if any)
(Insert address and zip code of assignee)
and irrevocably appoints:
as agent to transfer the shares of Series F Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her. Date:

Signature:
(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

CERTIFICATE OF ELIMINATION OF THE SERIES A PARTICIPATING CUMULATIVE
PREFERRED STOCK, SERIES D NON-VOTING CONTINGENT CONVERTIBLE PREFERRED
STOCK AND FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware
The Hartford Financial Services Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:
1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 300,000 shares of Series A Participating Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on November 28, 1995, filed a Certificate of Designations (the “Series A Certificate of Designations”) with respect to such Series A Preferred Stock in the office of the Secretary of State of the State of Delaware.
2. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 6,300,000 shares of Series D Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on October 17, 2008, filed a Certificate of Designations (the “Series D Certificate of Designations”) with respect to such Series D Preferred Stock in the office of the Secretary of State of the State of Delaware.
3. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 3,400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series E, par value $0.01 per share (the “Series E Preferred Stock,” and together with the Series A Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on June 25, 2009, filed a Certificate of Designations (the “Series E Certificate of Designations,” and together with the Series A Certificate of Designations and the Series D Certificate of Designations, the “Certificates of Designation”) with respect to such Series E Preferred Stock in the office of the Secretary of State of the State of Delaware.
4. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificates of Designation.
5. That the Board of Directors of the Company has adopted the following resolutions:
WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designations (the “Series A Certificate of Designations”) filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 28, 1995, the Company authorized the issuance of a series of 300,000 shares of Series A Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designations (the “Series D Certificate of Designations”) filed in the office of the Secretary of State on October 17, 2008, the Company authorized the issuance of a series of 6,300,000 shares of Series D Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series D Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and
WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designations (the “Series E Certificate of Designations,” and together with the Series A Certificate of Designations and the Series D Certificate of Designations, the “Certificates of Designation”) filed in the office of the Secretary of State on June 25, 2009, the Company authorized the issuance of a series of 3,400,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series E, par value $0.01 per share, of the Company (the “Series E Preferred Stock,” and together with the Series A Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and
WHEREAS, as of the date hereof, no shares of such Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to said Certificates of Designation; and
WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.

NOW, THEREFORE, BE IT AND IT HEREBY IS
RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company; and it is further
RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Preferred Stock shall be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.
6. That, accordingly, all matters set forth in the Certificates of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.
[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, The Hartford Financial Services Group, Inc. has caused this Certificate to be executed by its duly authorized officer this 26th day of April, 2010.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Alan J. Kreczko
	Name:	Alan J. Kreczko
	Title:	Executive Vice President and General Counsel